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                                                                     EXHIBIT 5.1

                            SULLIVAN & WORCESTER LLP
                             One Post Office Square
                          Boston, Massachusetts 02109



                                           March 29, 1996


Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts  02158

Ladies and Gentlemen:

     In connection with the registration by Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), of 13,800,000 Common Shares of Beneficial Interest, $.01 per share, of the Company (the "Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's Registration Statement and amendments thereto (the "Registration Statement") on Form S-11, File No. 333-1433, under the Securities Act of 1933, as amended (the "Act").

     We have acted as counsel for the Company in connection with preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We have also examined the form of underwriting agreement between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Prudential Securities Incorporated, Smith Barney Inc., Legg Mason Wood Walker, Incorporated and McDonald & Company Securities, Inc., as representatives (in such capacity, the "Representatives") of the underwriters to be named therein (the "Underwriters") being filed herewith as
Exhibit 1.1 to the Registration Statement. For purposes of this opinion, the term "Underwriting Agreement" refers to an underwriting agreement in the form and containing the terms and conditions of said form of underwriting agreement which has been duly completed in a manner consistent with the resolutions heretofore adopted by the Board of Trustees of the Company and approved by such Board of Trustees or the Pricing Committee thereof and which has been duly executed and delivered by the Company and the Representatives.

     We are members of the bar of The Commonwealth of Massachusetts. Accordingly, we do not purport to be expert on or generally familiar with and we express no opinion with respect to the laws of any state other than The Commonwealth of Massachusetts or of any country other than The United States of America. We have, with your consent, rendered our opinions herein in regard to certain matters of Maryland law relating to the Shares solely in reliance on, and solely
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to the extent covered by, the opinion of Piper & Marbury, dated March 29, 1996, a copy of which is being filed herewith as Exhibit 5.2 to the Registration Statement.

     Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and when the Registration Statement has become effective under the Act and, upon issuance and delivery of the Shares to the Underwriters against full payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable by the Company.

     In connection with the foregoing, we note the information with respect to potential liabilities of shareholders of non-corporate entitites such as the Company contained in the prospectus forming a part of the Registration Statement under the heading "Summary of the Declaration of Trust -- Limitation of Liability; Shareholder Liability."

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ Sullivan & Worcester LLP

                                               SULLIVAN & WORCESTER LLP